Exhibit 4.2

MARKWEST ENERGY PARTNERS, L.P.

AND

MARKWEST ENERGY FINANCE CORPORATION

AND

THE SUBSIDIARY GUARANTORS NAMED HEREIN,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

SEVENTEENTH SUPPLEMENTAL INDENTURE

Dated as of December 3, 2015

to

Indenture

Dated as of November 2, 2010

4.5 % Senior Notes due 2023

THIS SEVENTEENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 3, 2015, is by and among MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Company”), MarkWest Energy Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Company, the “Issuers”), the Subsidiary Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuers, the Subsidiary Guarantors and the Trustee are parties to that certain Indenture dated as of November 2, 2010, as supplemented by the Tenth Supplemental Indenture dated as of January 10, 2013 creating the Issuers’ 4.5% Senior Notes due 2023 (the “Notes”) and as further amended and supplemented in relation to the Notes (the “Indenture”);

WHEREAS, $1,000,000,000 aggregate principal amount of the Notes is currently outstanding;

WHEREAS, Section 10.02 of the Indenture provides that, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with an exchange offer for the Notes), the Issuers, the Subsidiary Guarantors and the Trustee may enter into an indenture supplemental to the Indenture for the purpose of amending or supplementing the Indenture or the Notes (subject to certain exceptions);

WHEREAS, the Issuers desire and have requested the Trustee to join with them and the Subsidiary Guarantors in entering into this Supplemental Indenture for the purpose of amending the Indenture and the Notes in certain respects as permitted by Section 10.02 of the Indenture;

WHEREAS, the Issuers have been soliciting consents to this Supplemental Indenture upon the terms and subject to the conditions set forth in the Offering Memorandum and Consent Solicitation Statement (herein so called) of MPLX LP and the Company dated November 19, 2015 and the related Letter of Transmittal and Consent (which together, including any amendments, modifications or supplements thereto, govern the “Consent Solicitation” for the Notes); and

WHEREAS, (1) the Issuers have received the consent of the Holders of at least a majority in principal amount of the outstanding Notes (excluding any Notes owned by the Company or any of its Affiliates), all as certified by an Officers’ Certificate delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, (2) the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Section 10.06 of the Indenture and (3) the Issuers and the Subsidiary Guarantors have satisfied all other conditions required under Article X of the Indenture to enable the Issuers, the Subsidiary Guarantors and the Trustee to enter into this Supplemental Indenture.

NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

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ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.1 Amendments to Articles 4, 5, 6 and 7. The Indenture is hereby amended by deleting the following Sections or clauses of the Indenture and all references and definitions related thereto in their entirety:

Section 4.09 (Offer to Purchase by Application of Net Proceeds);
Section 5.06 (Change of Control);
Section 5.07 (Asset Sales);
Section 5.08 ( Restricted Payments);
Section 5.09 (Incurrence of Indebtedness and Issuance of Disqualified Equity);
Section 5.11 (Dividend and Other Payment Restrictions Affecting Subsidiaries);
Section 5.12 (Transactions with Affiliates);
Section 5.13 (Additional Subsidiary Guarantees);
Section 5.15 (Business Activities of MarkWest Finance);
Section 5.16 (Sale and Leaseback Transactions);
Section 5.17 (Reports);

Clause (a)(iv) of Section 6.01 (Merger, Consolidation or Sale of Assets); and
Clauses (d) — (h) of Section 7.01 (Events of Default).

Section 1.2 Amendments to Notes. The Notes are hereby amended to delete all provisions inconsistent with the amendments to the Indenture effected by this Supplemental Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Defined Terms. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2 Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this Supplemental Indenture shall control.

Section 2.3 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Section 2.4 Successors. All agreements of the Issuers and the Subsidiary Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 2.5 Duplicate Originals. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. It is the express intent of the parties to be bound by the exchange of signatures on this Supplemental Indenture via telecopy or other form of electronic transmission.

Section 2.6 Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Trustee Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuers and the Subsidiary Guarantors, and the Trustee makes no representation with respect to any such matters. Additionally, the Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

Section 2.8 Effectiveness. The provisions of this Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto. Notwithstanding the foregoing sentence, the provisions of this Supplemental Indenture shall become operative only upon the closing of the Consent Solicitation and the related Exchange Offer (as defined in the Offering Memorandum and Consent Solicitation Statement), with the result that the amendments to the Indenture effected by this Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such closing shall not occur. The Company shall notify the Trustee promptly after the occurrence of such closing or promptly after the Company shall determine that such closing will not occur.

Section 2.9 Endorsement and Change of Form of Notes. Any Notes authenticated and delivered after the close of business on the date that this Supplemental Indenture becomes operative in substitution for Notes then outstanding and all Notes presented or delivered to the Trustee on and after that date for such purpose shall be stamped, imprinted or otherwise legended by the Company, with a notation as follows:

“Effective as of December 3, 2015, certain restrictive covenants of the Company and certain Events of Default have been eliminated or limited, as provided in the Seventeenth Supplemental Indenture, dated as of December 3, 2015. Reference is hereby made to such Seventeenth Supplemental Indenture, copies of which are on file with the Trustee, for a description of the amendments made therein.”

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Section 2.10 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

MARKWEST ENERGY FINANCE CORPORATION

By:		/s/ Nancy Buese
Name:		Nancy Buese
Title:		Executive Vice President and Chief Financial Officer

MARKWEST ENERGY PARTNERS, L.P.

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:		/s/ Nancy Buese
Name:		Nancy Buese
Title:		Executive Vice President and Chief Financial Officer

MARKWEST HYDROCARBON, INC.

By:		/s/ Nancy Buese
Name:		Nancy Buese
Title:		Executive Vice President and Chief Financial Officer

MARKWEST ENERGY GP, L.L.C.

By:		/s/ Nancy Buese
Name:		Nancy Buese
Title:		Executive Vice President and Chief Financial Officer

Signature Page to Seventeenth Supplemental Indenture

MASON PIPELINE LIMITED LIABILITY COMPANY

	By:	MarkWest Hydrocarbon, Inc.,
its Sole Member

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

MARKWEST ENERGY OPERATING COMPANY, L.L.C.

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Seventeenth Supplemental Indenture

MARKWEST BLACKHAWK, L.L.C.
MARKWEST ENERGY APPALACHIA, L.L.C.
MARKWEST ENERGY EAST TEXAS GAS COMPANY, L.L.C.
MARKWEST ENERGY SOUTH TEXAS GAS COMPANY, L.L.C.
MARKWEST ENERGY WEST TEXAS GAS COMPANY, L.L.C.
MARKWEST GAS MARKETING, L.L.C.
MARKWEST GAS SERVICES, L.L.C.
MARKWEST JAVELINA COMPANY, L.L.C.
MARKWEST JAVELINA PIPELINE COMPANY, L.L.C.
MARKWEST LIBERTY GAS GATHERING, L.L.C.
MARKWEST MARKETING, L.L.C.
MARKWEST MICHIGAN PIPELINE COMPANY, L.L.C.
MARKWEST MOUNTAINEER PIPELINE COMPANY, L.L.C.
MARKWEST NEW MEXICO, L.L.C.
MARKWEST OKLAHOMA GAS COMPANY, L.L.C.
MARKWEST PINNACLE, L.L.C.
MARKWEST PIPELINE COMPANY, L.L.C.
MARKWEST PNG UTILITY, L.L.C.
MARKWEST POWER TEX, L.L.C.
MARKWEST TEXAS LPG PIPELINE, L.L.C.
MARKWEST TEXAS PNG UTILITY, L.L.C.
MARKWEST UTICA OPERATING
COMPANY, L.L.C.
WEST SHORE PROCESSING COMPANY, L.L.C.

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Seventeenth Supplemental Indenture

MATREX, L.L.C.

	By:	West Shore Processing Company, L.L.C.,
its Sole Member and Manager

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member and Manager

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Seventeenth Supplemental Indenture

MARKWEST MCALESTER, L.L.C. MARKWEST BUFFALO CREEK GAS COMPANY, L.L.C.

	By:	MarkWest Oklahoma Gas Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Operating Company, L.L.C.,
its Managing Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Seventeenth Supplemental Indenture

MARKWEST RANGER PIPELINE COMPANY, L.L.C

	By:	MarkWest Energy Appalachia, L.L.C.,
its Sole Member

	By:	MarkWest Energy Operating Company, L.L.C.,
its Sole Member

	By:	MarkWest Energy Partners, L.P.,
its Managing Member

	By:	MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ Nancy Buese
Name:	Nancy Buese
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Seventeenth Supplemental Indenture

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ John Stohlmann
Name:	John Stohlmann
Title:	Vice President

Signature Page to Seventeenth Supplemental Indenture